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                                                                      Exhibit 21

                         Subsidiaries of the Registrant


Freedom Specialist, Inc. - Delaware

Hill Thompson Group, Ltd. - Delaware
     Net Securities Corp. - New York
     Hill, Thompson, Magid & Co., Inc. - New York
         TA Investments, Inc.

Cleary Gull Investment Management Services, Inc. - Delaware

Freedom Securities Holding Corporation - Massachusetts
     Freedom Capital Management Corporation - Massachusetts
         Freedom Distributors Corporation - Massachusetts
         Freedom Trust Company - New Hampshire
     The Sutro Group - Nevada
         Sutro and Co. Incorporated - Nevada
              Sutro Real Estate Corporation - California
              Sutro Equipment Leasing Corporation - California
              Sutro Investment Partners, Inc. - California
              Sutro Leasing Corporation - California
     Tucker Anthony Holding Corporation - Massachusetts
         TADCO Alpha, Inc. - New York
         TADCO Bravo, Inc. - New York
         T.A. of Delaware, Inc. - Delaware
              Tucker Anthony Private Equity Capital, L.L.C. - Delaware Tucker Anthony Private Equity Capital II, L.L.C. - Delaware Tucker Anthony Private Equity Capital III, L.L.C. - Delaware Tucker Anthony Private Equity Technology, L.L.C. - Delaware
         Tucker Anthony Leasing Corporation - Massachusetts
         Tucker Anthony Realty Corporation - Massachusetts
         Tucker Anthony Incorporated - Massachusetts
              Gabriele, Hueglin & Cashman, Inc. - New York
              GH&C Advertising Agency, Inc. - New York
              Tucker Anthony Insurance Agency, Inc. - Massachusetts
              Tucker Anthony Insurance Agency of Maine, Inc. - Maine
              Tucker Anthony Agency of N.Y., Inc. - New York
              Tucker Anthony Insurance Agency of N.H., Inc. - New Hampshire Freedom Resource Development, Inc. - Delaware
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                          Affiliates of the Registrant


Hill Thompson Magid, LP - New Jersey Limited Partnership (Hill, Thompson, Magid & Co., Inc., general partner / TA Investments Inc., limited partner)

Freedom Services & Co. - Massachusetts General Partnership (general partners:
Hill, Thompson, Magid & Co., Inc. / Freedom Securities Holding Corporation)